UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Securities Purchase Agreement

As previously announced in the Current Reports on Form 8-K filed by Image Entertainment, Inc. (the "Company”) with the Securities and Exchange Commission (the “SEC”) on December 22, 2009 and December 31, 2009, on December 21, 2009, the Company entered into a Securities Purchase Agreement with JH Partners, LLC, as the investor representative (the “Investor Representative”), and JH Partners Evergreen Fund, L.P. (“JH Evergreen”), JH Investment Partners III, L.P. (“JH Investment III”) and JH Investment Partners GP Fund III, LLC (“JH Investment GP Fund” and together with JH Evergreen and JH Investment III, the “Investors”), as amended on December 24, 2009 and December 30, 2009 (as amended, the “SPA”). The Company’s Current Reports on Form 8-K filed on December 22, 2009 and December 31, 2009 contain a description of the SPA, and the SPA is filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the SPA, on January 8, 2010 the Company closed the sale to the Investors of 22,000 shares of a newly authorized series of the Company’s capital stock entitled Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), and 196,702 shares of a newly authorized series of the Company’s capital stock entitled Series C Junior Participating Preferred Stock, par value $0.0001 per share (the “Series C Preferred” and together with the Series B Preferred, the “Preferred Shares”), for an aggregate purchase price of $22.0 million in cash (the “Closing”). See the information under Item 3.03 below and in Exhibit 99.1 hereto for information on the terms of the Preferred Shares, which information is incorporated herein by reference. The purchase price for the Preferred Shares was determined after arms-length negotiations between the Company and the Investors. The Board of Directors of the Company (the “Board”) received a fairness opinion from an independent financial advisor regarding the fairness of the consideration received by the Company in exchange for the Preferred Shares.

After payment to the Investors of a transaction fee, reimbursement of the Investors’ expenses and other transaction-related expenses, the Company expects to receive net proceeds of approximately $19.0 million from the sale of the Preferred Shares. In connection with the Closing on January 8, 2010, the Company used $15.0 million of the net proceeds, along with the issuance of 3.5 million shares of the Company’s common stock, par value $0.0001 per share (the "Common Stock”), to repay in full and retire its senior secured convertible note due 2011 in the principal amount of $15.7 million (the “Note”). The remainder of the net proceeds will be used to repay other outstanding indebtedness and outstanding liabilities and for general working capital.

In connection with the Company’s sale to the Investors of the Preferred Shares, JH Evergreen, JH Investment III and JH Investment GP Fund acquired control of the Company. The source of the $22.0 million used by the Investors to purchase the Preferred Shares was an advance against a line of credit with Silicon Valley Bank secured by the Investors’ ability to call capital.

Due to the voting rights associated with the Series C Preferred as discussed in more detail in Item 3.03 below and Exhibit 99.1 attached hereto, after the issuance of the Series C Preferred shares and the issuance of 3.5 million shares of Common Stock to retire the Note on January 8, 2010, the Investors collectively owned approximately 88.6% of the Company’s outstanding voting securities, with JH Evergreen owning approximately 75.5%, JH Investment III owning approximately 9% and JH Investment GP Fund owning approximately 4.1%. Pursuant to the closing conditions of the SPA, on January 7, 2010, the Board appointed three individuals nominated by the Investors to the Board, and all then-current members of the Board resigned, in each case effective immediately after the Closing. Accordingly, the Investors nominated all of the members of the current Board, two of whom are currently employed by JH Partners as noted in the Company’s Current Report on Form 8-K filed on January 13, 2010. As noted in Item 5.02 below, the current Board appointed a new management team effective January 9, 2010, which information is incorporated herein by reference.

Registration Rights Agreement

On January 8, 2010 in connection with the Closing as discussed above, the Company entered into a Registration Rights Agreement (the “RRA”) with the Investor Representative, JH Evergreen, JH Investment III and JH Investment GP Fund.

Pursuant to the RRA, if at any time following July 8, 2010 the Investor Representative provides the Company a written notice on behalf of any of the Investors to register under the Securities Act of 1933, as amended (the "Securities Act”), (i) shares of Common Stock issuable upon conversion of the Series C Preferred and (ii) any securities issued as dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) (collectively, “Registrable Securities”) representing at least 5% of the outstanding shares of Common Stock, the Company must file a registration statement covering all Registrable Securities that the Investor Representative, on behalf of the Investors, requests to be registered. The Company must file such registration statement as promptly as reasonably practicable but no later than (y) 15 business days after receipt of the written notice if the Company is a well-known seasoned issuer (“WKSI”) or (z) if the Company is not a WKSI, (1) 20 business days after receipt of the written notice if the Company is eligible to register the Registrable Securities on Form S-3 or (2) 45 business days after receipt of the written notice if the Company is not then eligible to use Form S-3 (the “Filing Deadline”). The Company must use its commercially reasonable efforts to cause the registration statement to be declared effective as soon as reasonably practicable but no later than (i) the date the registration statement is filed if the Company is a WKSI or (ii) the fifth business day following the date on which the Company is notified by the SEC that such registration statement will not be reviewed or is not subject to further review if the Company is not a WKSI (the “Effectiveness Deadline”). The Company must also use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (x) the date on which the Investor Representative notifies the Company in writing that the Registrable Securities included in such registration statement have been sold or the offering therefore has been terminated or (y) (1) 15 business days following the date on which such registration statement was declared effective by the SEC if the Company is a WKSI, (2) 30 business days following the date on which the registration statement was declared effective by the SEC if the Company is not a WKSI or (3) 50 business days following the date on which the registration statement was declared effective by the SEC if the Company is neither a WKSI nor eligible to use Form S-3. Neither the Company nor any other person is entitled to include other securities in any registration initiated by the Investor Representative pursuant to the foregoing requirements without the Investor Representative’s written consent. The Company will not be required to effect a registration pursuant to the foregoing requirements after the Company has effected six such registrations or more than twice during any single calendar year. Under certain circumstances, the Company may delay the Filing Deadline and the Effectiveness Deadline or suspend the effectiveness or availability of any registration statement for certain time periods upon notice to the Investor Representative.

If at any time following January 8, 2010, the Company files a registration statement with respect to an offering of Common Stock or other equity securities of the Company (collectively, “Other Securities”) (subject to certain exceptions), the Company must use commercially reasonable efforts to give written notice of the filing to the Investor Representative (the “Piggyback Notice”). The Piggyback Notice will offer the Investors the opportunity to include in such registration statement the number of Registrable Securities as they may reasonably request (a “Piggyback Registration”). The Company must use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Investor Representative written requests for inclusion therein within ten business days following receipt of any Piggyback Notice by the Investor Representative. The Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which the foregoing requirement applies unless the Investor Representative has received the Piggyback Notice in respect to such public offering not less than ten business days prior to the commencement of such sale of Other Securities. No Piggyback Registration will count towards the number of demand registrations that the Investors are entitled to make in any period or in total pursuant to the prior paragraph. The Company will not be required to provide notice of, or include any Registrable Securities in, any proposed or filed registration statement with respect to an offering of Other Securities for sale exclusively for the Company’s own account at any time following January 8, 2017.

Subject to certain exceptions, all expenses incurred in connection with the foregoing registration obligations, including all of the Company’s expenses and one-half of all reasonable fees and expenses of the Investors related to the registration of Registrable Securities (including fees and disbursements of one legal counsel to the Investors), will be borne by the Company. All underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities and all fees and expenses of the Investors not borne by the Company will be borne by the Investors.

Subject to certain exceptions, the Company agreed to indemnify the Investor Representative and the Investors and each of their affiliates for certain misstatements or omissions included or incorporated by reference in any registration statement prepared by the Company pursuant to the RRA. The Investors agreed to severally, and not jointly, indemnify the Company and its affiliates for certain misstatements and omissions included or incorporated by reference in any registration statement prepared by the Company pursuant to the RRA to the extent such misstatements or omissions are based solely on information regarding the Investors furnished in writing to the Company expressly for use in the registration statement. The indemnification liability of the Investors may not exceed the dollar amount of the net proceeds received by an Investor upon the sale of Registrable Securities giving rise to the indemnification obligation.

The registration rights granted by the RRA will terminate on the date on which all Registrable Securities are (i) eligible to be sold without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder, (ii) bear no legend restricting the transfer thereof or (iii) bear an unrestricted CUSIP number. The RRA also contains customary covenants of both the Company and the Investors.

The foregoing description of the RRA does not purport to be complete and is qualified in its entirety by reference to the RRA, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Two of the three members of the current Board are employed by the Investor Representative and each of the current Board members was nominated by the Investors and appointed to the Board pursuant to the closing conditions of the SPA.

Fourth Amendment to Loan and Security Agreement

On January 8, 2010, the Company entered into the Fourth Amendment to Loan and Security Agreement (the "Amendment”) with Wachovia Capital Finance Corporation (Western), as agent and lender (“Wachovia”), Egami Media, Inc. and Image Entertainment (UK), Inc. In connection with the Amendment, the Company paid Wachovia a $100,000 amendment fee. Pursuant to the Amendment:

•	the term “Applicable Margin” was amended to mean (i) with respect to any Prime Rate loan a per annum rate of 1.5% and (ii) with respect to any Eurodollar rate loan a per annum rate equal to 4%;

•	the term “Borrowing Base” was amended to mean, at any time, the amount equal to 85% of the eligible accounts of the Company, plus 100% of the outstanding amount available to be drawn on a $5 million irrevocable standby letter of credit issued on behalf of JH Partners Evergreen Fund, LP naming Wachovia as beneficiary of such letter of credit for the benefit of the lenders, minus $2.5 million, minus reserves (as defined in the Loan and Security Agreement). The maximum portion of the Borrowing Base calculated upon eligible accounts that are unpaid more than 90 days after the date of the original invoice is limited to $2.5 million;

•	the acquisition of the Preferred Shares by the Investors was not deemed a “change of control” under the Loan and Security Agreement because the Investors were added to the definition of “Permitted Holders”;

•	the list of permitted liens was expanded to include liens of Arvato Digital Services (“Arvato”) on the personal property of the Company to secure certain accounts payable owing by the Company to Arvato so long as such obligations do not exceed $4 million;

•	the Agent consented to (i) the issuance of the Preferred Shares to the Investors, (ii) the payment of a $1 million transaction fee to the Investors and the reimbursement of the Investors’ expenses up to $1 million as provided by the SPA, (iii) the repayment in full of the Note in accordance with the terms of the Exchange Agreement (as defined below) and (iv) payment of all outstanding indebtedness of the Company to Arvato (not including accounts payable) so long as, among other things, the amount of the payment does not exceed $1.9 million; and

•	Wachovia waived enforcement of its rights against the Company arising from the known existing events of default under the Loan and Security Agreement related to the Company’s default under the Note and the Company’s Replication Agreement with Arvato.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Exchange Agreement

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 13, 2010, on January 7, 2010, the Company entered into a Payoff Letter with Portside Growth and Opportunity Fund (“Portside”), the holder of the Note. The Payoff Letter confirmed Portside’s agreement that upon receipt of $15.0 million in cash (the “Cash Payment”) and 3.5 million shares of Common Stock (the “Payoff Shares” and together with the Cash Payment, the “Payoff Amount”) and execution of an exchange agreement between the Company and Portside at the Closing, all of the obligations of the Company under the Note would be terminated and all security interests and other liens granted to or held by Portside under the security documents securing the Note would be forever satisfied, released and discharged without further action. The Payoff Shares were to be issued to Portside in exchange for $10,000 in principal amount of the Note pursuant to an exchange agreement to be reasonably agreed between the Company and Portside.

On January 8, 2010, the Company entered into an Exchange Agreement with Portside (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company agreed to issue at the Closing the Payoff Shares in exchange for $10,000 in principal amount of the Note. On January 8, 2010, immediately after the Closing, the Company paid to Portside the Cash Payment and issued the Payoff Shares in accordance with the Payoff Letter and the Exchange Agreement thereby retiring the Note.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 8, 2010, immediately prior to the issuance of the Preferred Shares as discussed under Item 1.01 above, the Rights Agreement between the Company and Computershare Trust Company, N.A., as rights agent, was terminated pursuant to its terms. As a result of the termination of the Rights Agreement, the holders of the Company’s preferred stock purchase rights (“Rights”) issued pursuant to the Rights Agreement no longer hold Rights and are no longer entitled to the rights set forth in the Rights Agreement. See the Company’s Registration Statement on Form 8-A filed with the SEC on November 3, 2005, as amended and supplemented by Amendment No. 1 filed on April 2, 2007, Amendment No. 2 filed on July 2, 2007, Amendment No. 3 filed on February 6, 2008, Amendment No. 4 filed on November 21, 2008 and Amendment No. 6 filed on December 24, 2009 for a brief description of the terms and conditions of the Rights Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2010, the Company received Nasdaq Staff Deficiency Letters from the staff of the Nasdaq Stock Market Listing Qualifications Department (the “Staff”). The first letter indicated that the issuance of the Preferred Shares pursuant to the SPA resulted in the following rule violations: (i) Listing Rule 5635(d) due to the potential issuance of 20% or more of the pre-transaction shares outstanding at a discount to the then-market share price without obtaining prior shareholder approval; (ii) Listing Rule 5635(b) due to the potential issuance of securities that will result in a change of control of the Company without prior shareholder approval; and (iii) Listing Rule 5640 due to the issuance of a super-voting stock that disparately reduces the voting rights of existing shareholders. The letter indicated that each of these rule violations serve as additional bases for delisting the Common Stock from The Nasdaq Stock Market (“Nasdaq”). The letter further noted that on December 16 and 22, 2009, the Company notified Nasdaq of its intention to close the sale of Preferred Shares and that the Staff informed the Company that, if completed, such transaction would result in the aforementioned violations of Nasdaq’s Listing Rules. The Staff stated that it believes that the continued listing of the Company, after it knowingly entered into a transaction in violation of Nasdaq’s shareholder approval and voting rights rules, raises public interest concerns under Listing Rule 5101 and that in that regard, the continued listing of the Company would erode public confidence in Nasdaq. Furthermore, the Staff noted that it is concerned that the disregard shown by the Company’s management for Nasdaq’s rules in this instance places the Company’s shareholders at additional risk in future transactions. This matter serves as an additional basis for delisting the Common Stock from Nasdaq. The letter also served as formal notification that the Hearings Panel (the “Panel”) will consider these matters in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market and that pursuant to Listing Rule 5810(d), the Company should present its views with respect to these additional deficiencies at its Panel hearing appealing the Staff’s delisting determination. In connection with its appeal to the Panel of the Staff’s delisting determination, the Company requested that the Panel waive compliance with Listing Rules 5635(d) and 5635(b) in connection with the Closing. As of the date of this Current Report on Form 8-K, the Company has not determined what action or response it will take in response to the violation of Listing Rule 5640.

The second letter indicated that during the period from November 19, 2009 to December 20, 2009 the Audit Committee of the Board (the “Audit Committee”) did not consist of three members as required by Listing Rule 5605(c)(2)(A). Accordingly, the Company violated the audit committee composition requirements for continued listing on Nasdaq. On December 20, 2009, the Board appointed a third, independent member to the Audit Committee thereby curing the deficiency. Accordingly, the Company regained compliance with Listing Rule 5605(c)(2)(A) and the Staff considers this matter now closed.

On January 13, 2010, the Company received an additional Staff Deficiency Letter from the Staff. The letter indicated that as a result of the resignation of all the former members of the Board effective immediately after the Closing and the appointment of new Board members effective immediately after the Closing as previously disclosed in the Company’s Current Report on Form 8-K filed on January 13, 2010, none of the new Board members are “independent directors” as defined in Listing Rule 5605(a)(2). Without any independent directors on the Board, the letter noted that the Company failed to meet the following requirements for continued listing on Nasdaq: (i) Listing Rule 5605(b)(1), which requires that a majority of the board of directors must be comprised of independent directors; (ii) Listing Rule 5605(c)(2)(A), which requires that each company must have, and certify that it has and will continue to have, an audit committee of at least three members, each of whom must be independent; (iii) Listing Rule 5605(d), which requires that compensation of a company’s executive officers be determined, or recommended to the board of directors for determination, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate or a compensation committee consisting solely of independent directors; and (iv) Listing Rule 5605(e), which requires that director nominees must either be selected, or recommended for the board’s selection either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate or a nominations committee consisting solely of independent directors. The letter noted that these rule violations serve as additional bases for delisting the Company’s securities from Nasdaq. The letter also served as formal notification that the Panel will consider these matters in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market and that pursuant to Listing Rule 5810(d), the Company should present its views with respect to these additional deficiencies at its Panel hearing. As of the date of this Current Report on Form 8-K, the Company has not determined what action or response it will take in response to this letter.

Item 3.03.	Material Modification to Rights of Security Holders.

Immediately prior to the issuance of the Preferred Shares on January 8, 2010, the Company filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Designation for the Series B Preferred (the “Series B Certificate of Designation”) and a Certificate of Designation for the Series C Preferred (the “Series C Certificate of Designation” and together with the Series B Certificate of Designation, the “Certificates of Designation”) designating the preferences, limitations, voting powers, conversion features and relative rights of the Series B Preferred and Series C Preferred, respectively. The Certificates of Designation became effective with the Delaware Secretary of State upon filing.

A description of the terms of the Series B Preferred and Series C Preferred was set forth under the headings “Terms of the Series B Preferred” and “Terms of the Series C Preferred” under Item 1.01 of the Company’s Current Report on Form 8-K filed on December 22, 2009, pertinent sections of which are filed as Exhibit 99.1 hereto and are incorporated herein by reference. The description of the terms of the Series B Preferred and Series C Preferred set forth in Exhibit 99.1 does not purport to be complete and is qualified in its entirety by reference to the Series B Certificate of Designation and the Series C Certificate of Designation, respectively, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

As noted in more detail under the heading “Terms of the Series B Preferred” in Exhibit 99.1, the holders of the Series B Preferred have preferential dividend and liquidation rights over the holders of the Common Stock and so long as the Series B Preferred are outstanding the Company will be limited in the payment of dividends on the Common Stock and the repurchase of shares of its capital stock. As noted in more detail under the heading “Terms of the Series C Preferred” in Exhibit 99.1, the holders of the Series C Preferred have preferential dividend, voting and liquidation rights over the holders of the Common Stock and the Company is limited in the payment of dividends on the Common Stock and the repurchase of shares of its capital stock unless all declared and unpaid dividends and distributions on shares of Series C Preferred outstanding have been paid in full.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Closing of Securities Purchase Agreement” is incorporated into this Item 5.01 by reference.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2010, the Board appointed Theodore Green as the Company’s Chairman of the Board and Chief Executive Officer, John Avagliano as the Company’s Chief Financial Officer and Chief Operating Officer and John Hyde as the Company’s Vice Chairman. In connection with the appointment of Mr. Avagliano as Chief Financial Officer and Chief Operating Officer, Jeff Framer will no longer serve as the Company’s Chief Financial Officer and Derek Eiberg will no longer serve as the Company’s Chief Operating Officer.

The bios for each of the new executive officers are as follows:

Theodore S. (Ted) Green, Age 57.  Mr. Green was appointed as the Company’s Chairman of the Board and Chief Executive Officer and is also a director. Since 2007, Mr. Green has served as a Director of China MediaExpress, a publicly traded company that operates the largest television advertising network on inter-city express buses in China. The Company is a successor to TM Entertainment and Media, Inc., a company for whom Mr. Green served as Chairman and Co-CEO from 2007 to 2009. From 2003 to 2006, Mr. Green was the CEO and Co-Owner of Anchor Bay Entertainment, which at such time was the subsidiary of IDT Entertainment, Inc. that focused on the production, marketing and distribution of various media.  Mr. Green began serving as CEO upon the acquisition of Anchor Bay from The Handleman Company.  Mr. Green had full operating authority over the marketing, financial, sales, products, operations, legal, business and corporate resources.  Prior to that, in 2001, Mr. Green established Greenlight Consulting Inc., a project-based consulting practice focused on the media and entertainment industry.  Greenlight Consulting’s clients include Sony Music and Vivendi-Universal as well as numerous other regional media organizations.  Prior to founding Greenlight Consulting, in 2000, Mr. Green was President and Chief Operating Officer of MaMaMedia, Inc., an Internet company that created activity-based learning products for children and their families.  From 1992 to 2000, Mr. Green was the founder and President of Sony Wonder, the division of Sony BMG Music Entertainment responsible for the production and distribution of media geared toward youthful audiences and also for all home video distribution.  Mr. Green was responsible for all creative, production, operations, finance, marketing and business efforts.  Beginning in 1989, Mr. Green was the Executive Vice President of Administration and Operations for ATCO Records, a music industry label co-owned with The Warner Music Group.  Mr. Green was responsible for all business, legal and financial operations.  From 1982 until 1989, Mr. Green served as the Senior Vice President of Polygram Records, overseeing the Business Affairs and Music Publishing divisions of the company.  Mr. Green was responsible for negotiations, administration, rights and contracts.  Mr. Green’s career in the entertainment industry began first in the legal department and thereafter as the Director of Business Affairs for CBS Records.  Prior to that Mr. Green practiced general entertainment law at the firm of Moses Singer.

John P. Avagliano, Age 53. Mr. Avagliano was appointed as the Company’s Chief Operating Officer and Chief Financial Officer.  From 2004 to 2009, Mr. Avagliano was President of Britannia Holdings providing strategic and financial management services to the film, music, video and apparel industries. Current clients of Britannia Holdings include Live Nation Entertainment, Ticketmaster Entertainment, Frontline Management, Palm Pictures (an integrated film and music company founded by Chris Blackwell the former Chairman of Island Records), CAK Entertainment (a joint venture music publishing company funded by GTCR, a private equity firm based in Chicago), Menichetti, Ltd. (high-end apparel manufacturer/distributor), Pacific Connections, Inc. (mass market apparel and accessory distributor) and DIC Entertainment. From 1999 to 2004, Mr. Avagliano worked in various positions for Time Warner Inc.  From 2001 to 2004, Mr. Avagliano worked for Warner Music Group as SVP of Financial Operations, where he was responsible for financial oversight of the global manufacturing, distribution and print businesses, worldwide financial planning and analysis, U.S. advertising procurement, real estate management, office services support and U.S. purchasing activities. From 1999 to 2001, Mr. Avagliano was CFO of Warner Home Entertainment, the leading global manufacturer and distributor of DVD and VHS product, where he was responsible for managing the overall finance function, leading negotiations in acquiring and distributing independent theatrical and TV content and managing the Video-On-Demand activities as related to the Warner Bros. film release schedule. Previously Mr. Avagliano was employed at companies such as Revlon, Playtex Products, Avon, Sanofi Beaute and PolyGram Distribution.

John W. Hyde, Age 68. Mr. Hyde was appointed as the Company’s Vice Chairman.  In 2007, Mr. Hyde founded Rehab Incorporated which consists of Rehab Entertainment, a television and film and intellectual rights company, as well as Rehab Consulting, an entertainment and media consulting company. Since 2007, Mr. Hyde has served as CEO of Rehab Incorporated. Mr. Hyde currently has in development Short Circuit for The Weinstein Company and Flight of the Navigator for Disney. Since October 2007, Mr. Hyde has served as Vice Chairman of The Jim Henson Company, creator of The Muppets and a family entertainment company, where he is responsible for strategic planning, new media and business development. From 2007 to 2008, Mr. Hyde served as the Vice Chairman of Starz Media, where he was responsible for integrating the IDT Entertainment operations into the Starz group of companies. From 2003 to 2006, Mr. Hyde was the COO of IDT Entertainment and CEO of IDTE Productions and New Ark Entertainment. In those roles, Mr. Hyde oversaw all of IDT Entertainment’s operations. Mr. Hyde was responsible for running the day-to-day operations of IDTE’s production and distribution companies. From 2000 to 2006, Mr. Hyde was the CEO of Film Roman responsible for running the animation company producing The Simpsons, King of the Hill, Hellboy: Animated, Eloise, and Wow! Wow! Wubbzy!

The information required by Item 5.02(c)(3) of Form 8-K is not determined or is unavailable at the time of this filing. The Company will file an amendment to this Current Report on Form 8-K containing such information within four business days after the information is determined or becomes available.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events.

On January 11, 2010, the Company issued a press release announcing the Closing, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On January 12, 2010, the Company issued a press release announcing the new officers of the Company and new Board members, which is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

On January 14, 2010, the Company issued a press release announcing receipt of the Nasdaq deficiency letters discussed under Item 3.01 above, which is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the amount and use of the net proceeds from the sale of the Preferred Shares.  These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” and “believe.”  All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors (some of which may be beyond the Company’s ability to control or predict) that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. For details and a discussion of other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q.  Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Designations of Series B Cumulative Preferred Stock, par value $0.0001 per share, of Image Entertainment, Inc.

3.2	Certificate of Designation of Series C Junior Participating Preferred Stock of Image Entertainment, Inc.

10.1	Securities Purchase Agreement, dated December 21, 2009, by and between Image Entertainment, Inc., JH Partners, LLC, as the Investor Representative, and JH Investment Partners Evergreen Fund, L.P., JH Investment Partners III, L.P. and JH Investment Partners GP Fund III, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on December 22, 2009).

10.2	Amendment to Securities Purchase Agreement, dated December 24, 2009, by and between Image Entertainment, Inc. and JH Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on December 31, 2009).

10.3	Amendment Number 2 to Securities Purchase Agreement, dated December 30, 2009, by and between Image Entertainment, Inc. and JH Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on December 31, 2009).

10.4	Registration Rights Agreement, dated as of January 8, 2010, by and among Image Entertainment, Inc., JH Partners, LLC, JH Partners Evergreen Fund, LP, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC.

10.5	Fourth Amendment to Loan and Security Agreement, dated as of January 8, 2010, between Wachovia Capital Finance Corporation (Western), Image Entertainment, Inc., Egami Media, Inc. and Image Entertainment (UK), Inc.

10.6	Exchange Agreement, dated January 8, 2010, by and between Image Entertainment, Inc. and Portside Growth and Opportunity Fund.

99.1	Pertinent sections of Item 1.01 of Current Report on Form 8-K filed on December 22, 2009.

99.2	Press Release dated January 11, 2010.

99.3	Press Release dated January 12, 2010.

99.4	Press Release dated January 14, 2010.
Cautionary Statements Regarding the SPA
The SPA is being filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or disclosure information about the Company, the Investor Representative, the Investors or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the SPA were made only for purposes of that agreement and as of the specific dates set forth therein, except as noted therein, were solely for the benefit of the parties to the SPA, and may be subject to limitation agreed upon by the contracting parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties to the SPA rather than establishing these matters as facts, which disclosures are not necessarily reflected in the SPA, and also may be subject to standards of materiality deemed relevant to the contracting parties but that differ from those matters that may be deemed material to investors. Investors are not third party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, the Investor Representative or the Investors or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosure. Additional information about the Company may be found in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: January 14, 2010	By:	/s/ Michael B. Bayer

Michael B. Bayer Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Series B Cumulative Preferred Stock, par value $0.0001 per share, of Image Entertainment, Inc.

3.2	Certificate of Designation of Series C Junior Participating Preferred Stock of Image Entertainment, Inc.

10.1	Securities Purchase Agreement, dated December 21, 2009, by and between Image Entertainment, Inc., JH Partners, LLC, as the Investor Representative, and JH Investment Partners Evergreen Fund, L.P., JH Investment Partners III, L.P. and JH Investment Partners GP Fund III, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on December 22, 2009).

10.2	Amendment to Securities Purchase Agreement, dated December 24, 2009, by and between Image Entertainment, Inc. and JH Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on December 31, 2009).

10.3	Amendment Number 2 to Securities Purchase Agreement, dated December 30, 2009, by and between Image Entertainment, Inc. and JH Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on December 31, 2009).

10.4	Registration Rights Agreement, dated as of January 8, 2010, by and among Image Entertainment, Inc., JH Partners, LLC, JH Partners Evergreen Fund, LP, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC.

10.5	Fourth Amendment to Loan and Security Agreement, dated as of January 8, 2010, between Wachovia Capital Finance Corporation (Western), Image Entertainment, Inc., Egami Media, Inc. and Image Entertainment (UK), Inc.

10.6	Exchange Agreement, dated January 8, 2010, by and between Image Entertainment, Inc. and Portside Growth and Opportunity Fund.

99.1	Pertinent sections of Item 1.01 of Current Report on Form 8-K filed on December 22, 2009.

99.2	Press Release dated January 11, 2010.

99.3	Press Release dated January 12, 2010.

99.4	Press Release dated January 14, 2010.
Cautionary Statements Regarding the SPA
The SPA is being filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or disclosure information about the Company, the Investor Representative, the Investors or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the SPA were made only for purposes of that agreement and as of the specific dates set forth therein, except as noted therein, were solely for the benefit of the parties to the SPA, and may be subject to limitation agreed upon by the contracting parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties to the SPA rather than establishing these matters as facts, which disclosures are not necessarily reflected in the SPA, and also may be subject to standards of materiality deemed relevant to the contracting parties but that differ from those matters that may be deemed material to investors. Investors are not third party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, the Investor Representative or the Investors or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosure. Additional information about the Company may be found in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.